SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  December 16, 2003

(Date of earliest event reported)

MetLife, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15787	13-4075851

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Madison Avenue, New York, New York 10010-3690

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(212) 578-2211

Item 9. Regulation FD Disclosure.

     The materials attached hereto as Exhibit 99.1 and incorporated herein by reference, will be used on December 16, 2003 at the MetLife, Inc. Investor Day and may be used by MetLife, Inc. in various other presentations to investors. These materials are furnished and not filed pursuant to Instruction B.2 of Form 8-K.

Item 12. Results of Operations and Financial Condition.

     The materials attached hereto as Exhibit 99.1 and incorporated herein by reference, will be used on December 16, 2003 at the MetLife, Inc. Investor Day and may be used by MetLife, Inc. in various other presentations to investors. These materials are furnished and not filed pursuant to Instruction B.6 of Form 8-K.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

METLIFE, INC.

	By:	/s/ Gwenn L. Carr

Name: Gwenn L. Carr Title: Vice-President and Secretary

Date: December 16, 2003

Exhibit Index

Exhibit
Number	Exhibit

99.1	Materials to be presented at the MetLife, Inc. Investor Day on December 16, 2003.